UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

September 7, 2004

SWS GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-19483	75-2040825
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street, Suite 3500

Dallas, Texas 75270

(Address of principal executive offices and zip code)

(214) 859-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02 Results of Operations and Financial Condition.

On September 7, 2004, SWS Group, Inc. (“SWS”) issued a press release regarding its results of operations for the fiscal year and fourth quarter ended June 25, 2004. The press release is attached hereto as Exhibit 99.1.

The press release contains information concerning net income excluding the impact of a contingent liability, which is a non-GAAP financial measure as defined in Item 10(e) of Regulation S-K. The press release also contains a reconciliation of net income excluding the impact of a contingent liability to SWS’ reported net income. SWS believes that the presentation of this non-GAAP financial measure is useful to investors because it is more indicative of SWS’ operating performance. Management has provided this information to assist the reader in understanding the impact of the large charge relating to the regulatory inquiries discussed in the press release on SWS’ reported financial results. While management believes this non-GAAP financial measure is useful in evaluating SWS, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP.

All of the information contained in this Item 2.02 shall be deemed to be “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and, therefore, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Principal Officer.

Effective September 7, 2004, Daniel R. Leland has resigned as Executive Vice President of SWS and as President, Chief Executive Officer and director of Southwest Securities, Inc. (“Southwest Securities”), the principal subsidiary of SWS.

Appointment of Principal Officer.

Effective September 7, 2004, William D. Felder, the current President of SWS, has been elected President and Chief Executive Officer of Southwest Securities. Mr. Felder does not have an employment agreement with SWS or Southwest Securities.

Mr. Felder, age 46, has served as President of SWS since August 2002. He served as Executive Vice President from December 1995 to August 2002 and prior to that as Senior Vice President from 1993 to 1995. Mr. Felder has been associated with Southwest Securities in various other capacities since 1980, including director since August 1993 and Senior Vice President in charge of Clearing Services from 1988 to 1998. Mr. Felder is a past Chairman of the District 6 Business Conduct Committee of the NASD and a past member of the Board of Governors of the Chicago Stock Exchange.

Mr. Felder has not engaged in any transactions with SWS except as follows: on November 7, 2003, FSB Financial, Ltd., an indirect subsidiary of SWS, borrowed $5 million, in the form of an

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unsecured note, from CN 2003 Partners, a partnership. Mr. Felder has an interest in an entity that is one of the partners in CN 2003 Partners. The note matures on May 7, 2005. Interest is paid on a monthly basis at a floating rate of prime plus 2%. The applicable annual interest rate will not be more than 18%.

Mr. Felder does not have a family relationship with any other officer or director of SWS.

Item 9.01(c) Exhibits.

Pursuant to General Instruction B.2. of Form 8-K, the following information shall be deemed to be “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and, therefore, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended:

Exhibit 99.1     Press Release issued by SWS on September 7, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWS GROUP, INC.

Date: September 7, 2004	By:	/s/ Kenneth R. Hanks
Kenneth R. Hanks
Executive Vice President, Chief Financial Officer and Treasurer

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